Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 26, 2013, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-186927) and related Prospectus of Del Frisco’s Restaurant Group, Inc. dated March 4, 2013.

/s/ Ernst & Young LLP

Dallas, TX

March 4, 2013